SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Sutie 200, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 19, 2015, our Board of Directors approved our 2015 Stock Incentive Plan subject to its approval by the Company’s stockholders. Our stockholders approved the 2015 Stock Incentive Plan on May 14, 2015 at our annual meeting of stockholders.

The terms of the 2015 Stock Incentive Plan are set forth in our definitive proxy statement, filed with the SEC on March 27, 2015, and the description of the 2005 Stock Incentive Plan in Appendix A attached thereto is incorporated herein by reference.  A copy of the 2015 Stock Incentive Plan is also attached hereto as Exhibit 10.1.  The 2005 Stock Incentive Plan consists of three (3) separate equity incentive programs: the Discretionary Option Grant Program, the Stock Issuance Program and the Automatic Option Grant Program for non-employee Board members.  The summary in the proxy statement is qualified in its entirety by reference to the full text of the 2015 Stock Incentive Plan.

Our executive officers, including our employee-directors, G. Ward Paxton and T. Joe Head, and our non-employee directors, Dale A. Booth, James F. Gero and Donald M. Johnston, are entitled to participate in the 2015 Stock Incentive Plan and may receive option grants and stock issuances under the Discretionary Option Grant Program and the Stock Issuance Program.  In addition, Messrs. Booth, Gero and Johnston are eligible to receive option grants under the Automatic Option Grant Program, and on May 14, 2015, each of them received a grant of 8,000 options at an exercise price of $2.05 under this program in connection with their election to the board.  No other options have been granted or stock issued to date under the 2015 Stock Incentive Plan.

ITEM 5.07       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 14, 2015.  Matters submitted to the stockholders of the Company entitled to vote at the Annual Meeting (the “Stockholders”) and voted upon at the Annual Meeting, which are more fully described in the Company’s proxy statement, filed with the Securities and Exchange Commission on March 27, 2015, were: (1) the election of five directors to serve until the next Annual Meeting of Stockholders of the Company, (2) the approval of the 2015 Stock Incentive Plan, and (3) the ratification of the selection of Whitley Penn LLP as the Company’s independent auditors for fiscal year 2015.

On March 27, 2015, the record date for the Annual Meeting, there were 12,611,836 shares of Common Stock and 318,065 shares of as converted common from preferred stock issued, outstanding and entitled to vote.  Stockholders holding 11,029,861 shares were present at the meeting, in person or represented by proxy.

Each of the director nominees set forth below was elected to hold office until his respective successor is duly elected and qualified or until his earlier death, resignation or removal.  The Stockholders ratified the selection of Whitely Penn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.  The Stockholders also approved the 2015 Stock Incentive Plan.

The table below shows the number votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for the proposal regarding the election of the five directors to serve until the 2016 Annual Meeting of Stockholders of the Company.

Name of Director Nominee	For	Against	Withheld	Abstentions	Broker Non- Votes
G. Ward Paxton	7,830,312		784,157
T. Joe Head	7,830,312		784,157
Dale A. Booth	7,837,375		777,094
James F. Gero	7,837,375		777,094
Donald M. Johnston	7,837,375		777,094

The table below shows the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for the proposal regarding the ratification of the selection of Whitely Penn LLP as the Company’s independent auditors for fiscal year 2015.

For	Against	Withheld	Abstentions	Broker Non- Votes
10,804,014	688		225,159

The table below shows the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for the the approval of the 2015 Stock Incentive Plan.

For	Against	Withheld	Abstentions	Broker Non- Votes
7,814,625	576,055		223,789

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description of Exhibit
10.1	2015 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: May 15, 2015	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer